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                                                                    EXHIBIT 23.3



                    CONSENT OF DEUTSCHE MORGAN GRENFELL INC.


     We hereby consent to the use of Annex E containing our letter dated December 17, 1997 to the Board of Directors of IPC Information Systems, Inc. ("IPC") in the Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 filed by IPC relating to the merger of Arizona Acquisition Corp. ("AAC") with and into IPC, with IPC remaining as the surviving corporation under the name of IPC Information Systems, Inc., and to the references to our firm name in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.



February 11, 1998                   DEUTSCHE MORGAN GRENFELL INC.



                              By:   /s/ Louis Cooper
                                    ----------------------------
                                    Louis Cooper
                                    Director



                              By:   /s/ Laurence Braham
                                    ----------------------------
                                    Laurence Braham
                                    Assistant Vice President